SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 13, 2007
LADENBURG THALMANN FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Charter)

Florida	1-15799	65-0701248

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor, Miami, Florida	33137

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 409-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 14, 2007, Ladenburg Thalmann Financial Services Inc. (“Company”) announced that it entered into a Debt Exchange Agreement dated as of February 13, 2007 (“Exchange Agreement”) with New Valley LLC (“New Valley”), the holder of outstanding promissory notes due March 31, 2007 in the principal amount of $5,000,000. Pursuant to the Exchange Agreement, New Valley has agreed to convert the principal amount of its notes into the Company’s common stock (“Debt Exchange”) at an exchange price of $1.80 per share, representing the average closing price of the Company’s common stock for the 30 trading days ending on the date of the Exchange Agreement. The promissory notes will continue to accrue interest through the closing of the Debt Exchange and will then be paid in cash at or prior to such closing. The accrued interest on the notes was approximately $1,500,000 at December 31, 2006.
     The consummation of the Debt Exchange is subject to shareholder approval at the Company’s annual meeting of shareholders, which it anticipates holding during the second quarter of 2007. The Company expects to consummate such transaction as soon as practicable once shareholder approval is obtained. New Valley and several shareholders affiliated with New Valley have committed to vote their shares of the Company’s common stock at the shareholder meeting with respect to the Debt Exchange in accordance with the vote of a majority of votes cast at the meeting excluding the shares held by such parties.
     Upon closing, the $5,000,000 principal amount of notes will be exchanged for approximately 2,777,778 shares of the Company’s common stock. As a result, New Valley’s beneficial ownership of the Company’s common stock will increase from approximately 7.2% to approximately 8.7%. New Valley is wholly-owned by Vector Group Ltd. (“Vector”). Additionally:
•	Richard J. Lampen, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors, and Howard M. Lorber, the Company’s Vice Chairman of the Board, are also executive officers of New Valley and Vector;

•	Richard J. Lampen and Howard M. Lorber are the members of the board of managers of New Valley; and

•	Henry C. Beinstein, Robert J. Eide, Howard M. Lorber and Jeffrey S. Podell, each a member of the Company’s Board of Directors, are also members of the Board of Directors of Vector.
     Pursuant to the Exchange Agreement, the Company has agreed to register for re-sale the shares of common stock that New Valley will receive as a result of the Debt Exchange on a registration statement that the Company will file with the Securities and Exchange Commission.
Item 3.02 Unregistered Sales of Equity Securities.
     See Item 1.01, which is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Debt Exchange Agreement, dated as of February 13, 2007, among Ladenburg Thalmann Financial Services Inc. and New Valley LLC.

99.1	Press release dated February 14, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 14, 2007

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Diane Chillemi
	Name:	Diane Chillemi
	Title:	Vice President and Chief Financial Officer

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